UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 13, 2021

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, UT 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2021, the board of directors (the “Board”) of Vivint Smart Home, Inc. (the “Company”) elected Barbara J. Comstock to serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders in 2024, effective immediately.

Ms. Comstock, 62, currently serves as a senior adviser at Baker Donelson, a law firm, advising clients on public policy and communications issues with respect to federal and state matters. She is also a fellow at the University of Southern California Center for the Political Future, the founder of the Barbara Comstock Program for Women in Leadership at George Mason University’s Schar School of Policy and Government, a board member of Trustar Bank, a community bank based in Virginia, a board member of two political action committees focused on Republican women (VIEWPac and Winning4Women) and a board member of the Republican State Legislative Council, which funds state legislative, lieutenant governor and other state office races. Ms. Comstock has also recently served as a visiting fellow at the University of Virginia and the Harvard Institute of Politics and is a former ABC News contributor. From 2015 to 2019, Ms. Comstock served as a member of the United States House of Representatives, representing the 10th district of Virginia. Prior to that, from 2010 to 2015, she served as a member of the Virginia General Assembly. Ms. Comstock founded Corallo Comstock, a public policy communications firm, in 2006 and was a senior partner at Blank Rome Government Relations and Blank Rome LLP, a law firm, from 2003 to 2006. Prior to that, she was the Director of the Office of Public Affairs at the U.S. Department of Justice from 2001 to 2003, the Director of the Office of Research and Strategy of the Republican National Committee from 1999 to 2001, the Chief Counsel of the House Government Reform and Oversight Committee from 1995 to 1999 and a member of the senior staff of the office of Congressman Frank Wolf from 1990 to 1995. Ms. Comstock earned a B.A., with honors, from Middlebury College and a J.D. from Georgetown University Law Center.

Ms. Comstock’s compensation for her service as a non-employee director will be consistent with that of the Company’s other non-employee directors: she will receive an annual cash retainer of $150,000 and an annual award of restricted stock units with a fair value of $120,000 (the “RSU Award”), in each case prorated for her partial year of service. The RSU Award will vest on the date of the Company’s annual meeting of stockholders in 2022, subject to Ms. Comstock’s continued service through such date.

Item 7.01	Regulation FD Disclosure.

On July 15, 2021, the Company issued a press release announcing Ms. Comstock’s election to the Board. The full text of the press released is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Vivint Smart Home, Inc., dated July 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Shawn J. Lindquist
Name: Shawn J. Lindquist
Title: Chief Legal Officer and Secretary

Date: July 15, 2021